Exhibit 10.3

Execution Version

GUARANTY

This GUARANTY (this “Agreement”), dated as of January 16, 2026, is made by and among the Persons listed on the signature pages hereof under the caption “Guarantors” (such Persons, collectively, the “Guarantors,” and individually, each a “Guarantor”) and SharonAI, Inc., a Delaware corporation (the “Lender”).

Recitals

WHEREAS, New Era Energy & Digital, Inc., a Nevada corporation (the “Borrower”), has entered into a Membership Interest Purchase Agreement (“MIPA”), Senior Secured Convertible Promissory Note (“Secured Note”) and Security and Pledge Agreement (“Pledge Agreement”) with Lender dated as of the date hereof (each a “Loan Document,” and collectively the “Loan Documents”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Documents, with the following order of seniority in the case of conflicts, the Secured Note, then the Pledge, then the MIPA).

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Documents.

WHEREAS, Lender would not have entered into the Loan Documents without each Guarantor executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Loan, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Article I
Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supra-national bodies).

“Guarantors” has the meaning specified in the Preamble hereof.

“Indemnitee” has the meaning specified in Section 6.02.

“Lender” has the meaning specified in the Preamble hereof.

“Obligations” has the meaning specified in Section 2.01.

“Payment in Full” means the payment in full in cash or other satisfaction (including by conversion) of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) in accordance with the Loan Documents.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, brokers, trustees, administrators, managers, advisors, and representatives, including accountants, auditors, and legal counsel, of it and its Affiliates.

“Termination Date” has the meaning specified in Section 6.05.

Article II
Agreement to Guarantee Obligations

Guaranty. Each Guarantor hereby absolutely, unconditionally, and irrevocably guarantees, as primary obligor and not merely as surety,

(a) the due and prompt payment by the Borrower of:

(i) the principal of and premium, if any, and interest at the rate specified in the Secured Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at scheduled maturity or the date set for prepayment, by acceleration or otherwise, and

(ii) all other monetary obligations of the Borrower to the Lender under any of the Loan Documents, when and as due, including reasonable and documented out-of-pocket fees, costs, expenses (including, without limitation, fees and expenses (including the reasonable and documented out-of-pocket fees and expenses of one counsel to the Lender in enforcing rights under this Agreement or any other Loan Document)), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and

(b) the due and prompt performance of all covenants, agreements, obligations, and liabilities of the Borrower under or in respect of the Loan Documents; all such obligations in subsections (a) through (b), whether now or hereafter existing, being referred to collectively as the “Obligations.” Each Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed, or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Loan Party to the Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving such other Loan Party.

Notwithstanding anything contained herein to the contrary, the obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the obligations of such Guarantor hereunder.

Reinstatement. Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy, or reorganization of the Borrower or any other Loan Party or otherwise.

Article III
Guaranty Absolute and Unconditional; Waivers

Guaranty Absolute and Unconditional; No Waiver of Obligations. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order of any Governmental Authority now or hereafter in effect. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any other Loan Party under any Loan Document. A separate action may be brought against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Loan Party or whether or not the Borrower or any other Loan Party is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute, and unconditional and the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) any illegality or lack of validity or enforceability of any Obligation or any Loan Document, or any related agreement or instrument;

(b) any change in the time, place, or manner of payment of, or in any other term of, the Obligations or any other obligation of any Loan Party under any Loan Document, or any rescission, waiver, amendment, or other modification of any Loan Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Obligations;

(d) any manner of sale, disposition, or application of proceeds of any collateral or other assets to all or part of the Obligations;

(e) any default, failure, or delay, willful or otherwise, in the performance of the Obligations;

(f) any change, restructuring, or termination of the corporate structure, ownership, or existence of any Loan Party or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting the Borrower or its assets, or any resulting release or discharge of any Obligation;

(g) any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of any other Loan Party now or hereafter known to the Lender; each Guarantor waiving any duty of the Lender to disclose such information;

(h) the release or reduction of liability of any Guarantor, or other guarantor or surety, with respect to the Obligations;

(i) the failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(j) any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Lender; or

(k) any other circumstance or manner of administering the Loans or any existence of or reliance on any representation by the Lender, in each case that would reasonably be expected to adversely impact the credit risk of any Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety.

Each Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this Article III by such Guarantor are knowingly made.

Section 3.02 Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor, and any other notice with respect to any of the Obligations and this Agreement, and any requirement that the Lender protect, secure, perfect, or insure any Lien or any property subject thereto.

(c) Each Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Lender may, at its election and without notice to or demand upon such Guarantor, foreclose on any collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent Payment in Full has occurred. Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor or any collateral or any other collateral.

Article IV
Guarantor Rights of Subrogation, Etc.

Section 4.01 Agreement to Pay; Subrogation, Subordination, Etc. Without limiting any other right that the Lender has at law or in equity against any Guarantor, if the Borrower or any other Loan Party fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment, or otherwise, each Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Lender in cash. Upon payment by any Guarantor of any sums to the Lender as provided herein, all of such Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity, or otherwise arising therefrom against the Borrower or any other Guarantor shall be subordinate and junior in right of payment to the prior Payment in Full. In furtherance of the foregoing, prior to Payment in Full, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other obligor or guarantor of the Obligations (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Lender. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior Payment in Full of the Obligations. If any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity, or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lender, segregated from other funds of such Guarantor, and promptly paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Loan Documents.

Article V
Representations and Warranties; Covenants

Representations and Warranties. Each Guarantor represents and warrants that:

(a) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b) Such Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties, and prospects of the Borrower and each other Loan Party.

Covenants. Each Guarantor covenants and agrees that, until the Termination Date, such Guarantor will perform and observe, and cause each of its subsidiaries to perform and observe, all of the terms, covenants, and agreements set forth in the Loan Documents that are required to be, or that the Borrower has agreed to cause to be, performed or observed by such Guarantor or subsidiary.

Article VI
Miscellaneous

Amendments. No term or provision of this Agreement may be waived, amended, supplemented, or otherwise modified except in a writing signed by each Guarantor, and the Lender.

Section 6.02 Indemnification.

(a) Each Guarantor hereby agrees to indemnify and hold harmless the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims, and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees and expenses of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or any other Loan Party) other than such Indemnitee and its Related Parties, arising out of, in connection with, or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, whether brought by a third party or by such Guarantor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by any Guarantor or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a claim not involving an act or omission of any Loan Party or any of its subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against the Lender). This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b) To the fullest extent permitted by Applicable Law, each party hereto hereby agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any extension of credit or the use of proceeds thereof. No party hereto shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic, or other information transmission systems in connection with this Agreement or the other Loan Documents, or the transactions contemplated hereby or thereby by unintended recipients.

(c) All amounts due under this Section shall be payable promptly after demand therefor.

(d) Without prejudice to the survival of any other agreement of any Guarantor under this Agreement or any other Loan Documents, the agreements and obligations of each Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.02, and this Section 6.02 shall survive termination of the Loan Documents and Payment in Full of the Obligations and all other amounts payable under this Agreement.

Notices. All notices and communications given or made pursuant to this Agreement shall be made in accordance with Section 8.05 of the Security and Pledge Agreement.

Continuing Guaranty; Assignments Under the Secured Note. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full (the “Termination Date”), (ii) be binding on each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender and its successors and assigns. the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Secured Note to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.06 Electronic Execution.

(a) The words “execution,” “signed,” “signature,” and words of similar import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, provided that notwithstanding anything contained herein to the contrary, the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

(b) Without limiting the generality of the foregoing, each of the parties (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Lender and the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity, and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of such Agreement or Loan Document based solely on the lack of paper original copies of such Agreement or Loan Documents, including with respect to any signature pages thereto.

Section 6.07 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b) Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other party hereto, or any of its Related Parties in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in any such court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:

Texas Critical Data Centers LLC, a Delaware limited liability company

By	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Manager

Lender:

SharonAI, Inc., a Delaware corporation

By	/s/ James Manning
Name:	James Manning
Title:	Chair

Signature Page to the Guaranty